Power of Attorney

Each person whose signature appears below, hereby authorizes and appoints Hector Ponte and Carlos Stocker or either of them as his attorneys-in-fact with full power of substitution and re-substitution, to sign and file on his behalf individually and in each such capacity stated, below, the Annual Report of Amazon Goldsands Ltd. on Form 10-K for the year ending December 31, 2008, and any amendments thereto to be filed with the Securities and Exchange Commission, a national securities exchange or automated quotation system of a registered securities association,, and otherwise, as fully as such person could do in person, hereby verifying and confirming all that said attorneys-in-fact, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Date

/s/ Hector Ponte Hector Ponte, Director and Chief Executive Officer	April 14, 2009

/s/ Robert Van Tassell Robert Van Tassell, Director	April 14, 2009

/s/ David Kerr David Kerr, Director	April 14, 2009

/s/ David Grant David Grant, Director	April 14, 2009

/s/ Carlos Stocker Carlos Stocker, Chief Financial Officer, Secretary and Treasurer	April 14, 2009